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                                                                    Exhibit 23.2



                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Argo Bancorp, Inc.:

We consent to incorporation by reference in the December 31, 1999 annual report on Form 10-K of Argo Bancorp, Inc., of our report dated March 24, 1998, related to the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997.



                                        KPMG LLP

Chicago, Illinois
March 28, 2000